Exhibit 99.1

Contact:	Tracey Noe (Media)	Shep Dunlap (Investors)
	+1 847 943 5678	+1 847 943 5454
	news@mdlz.com	ir@mdlz.com
Mondelēz International Celebrates Progress on Strategic Priorities,
Boosted by Transformation of North American Business Into Sustainable Growth Engine, at 2024 CAGNY Conference

•North American operating model improvements include progress across manufacturing flexibility, sales execution, pricing power and portfolio expansion
•Revenue growth management, channel opportunities, digital investments and best-in-class consumer marketing position North America as growth driver

CHICAGO, February 20, 2024 – Mondelēz International, Inc. (Nasdaq: MDLZ) today will highlight the turnaround of its North America operations at the 2024 Consumer Analyst Group of New York (CAGNY) Conference. Chairman and Chief Executive Officer Dirk Van de Put, Chief Financial Officer Luca Zaramella, and Executive Vice President for North America, Gustavo Valle, will update the Company’s recent progress in building a sustainable growth engine in the North America market as part of its long-term growth acceleration strategy.

“Our strategic focus on core categories – chocolate, biscuits and baked snacks – has been instrumental in driving success across both emerging markets and developed markets like North America,” Van de Put said. “We remain confident that our virtuous cycle of strong gross profit dollar growth – fueling local-first commercial execution and increasing investments in our strong brands, capabilities and talent – will enable us to continue delivering attractive, sustainable growth.”

Driving Accelerated Growth and Transformation
Mondelēz International has consistently delivered against its long-term algorithm since launching its growth strategy in 2018. The Company is continuing to reshape its portfolio to generate 90% of revenue through its core categories—chocolate, biscuits and baked snacks.

The Company’s North American business, which accounts for more than 30% of total net revenue and nearly 40% of operating income, has transformed into a resilient, reliable driver of growth.

“We’re well positioned to take our performance to the next level,” Valle said. “We remain committed to strengthening consumer preference and loyalty through creative and meaningful activations in the region.”

Today’s CAGNY presentation will focus on three key areas of Mondelēz International’s strategy to drive sustainable long-term growth:
•Delivering strong, differentiated results that position the Company for attractive long-term growth with superior presence across channels, supported by continuous investment in infrastructure and talent.
•Transforming North America to build a sustainable growth engine and successfully building a foundational operating and sales model that will become a resilient growth driver.
•Strong capital allocation and value creation strategies to ensure stronger return on investments and become the consumer packaged goods partner of choice for retailers.

Presentation and Materials
Simultaneous with the webcast for CAGNY participants, today’s presentation and accompanying slides will be available in the investor section of the Company’s website www.mondelezinternational.com and will remain available on the website following the webcast.

About Mondelēz International
Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2023 net revenues of approximately $36 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, Ritz, LU, Clif Bar and Tate's Bake Shop biscuits and baked snacks, as well as Cadbury Dairy Milk, Milka and Toblerone chocolate. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

Forward-Looking Statements
This press release contains forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “plan,” “continue” and similar expressions are intended to identify these forward-looking statements, including, but not limited to, statements of belief or expectation and statements about Mondelēz International’s leadership position in snacking. These forward-looking statements are subject to change and to inherent risks and uncertainties, many of which are beyond Mondelēz International’s control, which could cause Mondelēz International’s actual results or outcomes to differ materially from those projected or assumed in these forward-looking statements. Please also see Mondelēz International’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including its most recently filed Annual Report on

Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be other factors not presently known to Mondelēz International or which it currently considers to be immaterial that could cause Mondelēz International’s actual results to differ materially from those projected in any forward-looking statements it makes. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.